Exhibit 10.2

This Second Amended and Restated Commercial Real Estate Promissory Note has been executed and delivered in accordance with (i) that certain Commitment Letter (the “Commitment Letter”) dated September 19, 2013 between the Borrower (as defined below) and the Bank (as defined below), and (ii) that certain Second Modification Agreement (the “Second Modification Agreement”) of even date by and between the Borrower and the Bank, the terms of each of which are incorporated herein by reference and made a part of this Note. This Note amends and restates that certain Amended and Restated Commercial Real Estate Promissory Note dated March 30, 2006 in the principal amount of Ten Million Dollars ($10,000,000.00) made by the Borrower payable to the Bank. That certain Mortgage, Security Agreement and Assignment (as amended, the “Mortgage”) dated December 23, 2003, by and between the Borrower and the Bank, sets forth further terms and conditions upon which the entire unpaid principal hereof and all interest hereon may become due and payable, and generally as to further rights of the Bank and duties of the Borrower to the Bank with respect hereto. Neither this reference to the Mortgage, nor any provision thereof, shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal and interest on the Note as provided herein. This Second Amended and Restated Commercial Real Estate Promissory Note is the Replacement Note as referenced in the Second Modification Agreement.

SALEM FIVE CENTS SAVINGS BANK	SECOND AMENDED AND RESTATED COMMERCIAL REAL ESTATE PROMISSORY NOTE

$7,703,367.57	Boston, Massachusetts Date: As of September 26, 2013

FOR VALUE RECEIVED, the undersigned (also referred to herein as the “Borrower”) promises to pay to the order of

Salem Five Cents Savings Bank

(hereinafter, with any subsequent holder, the “Bank”)

at an office of the Bank, the sum of SEVEN MILLION SEVEN HUNDRED THREE THOUSAND THREE HUNDRED SIXTY SEVEN AND 57/100 DOLLARS ($7,703,367.57), or so much thereof as may have been advanced, with interest on the unpaid principal balance of this Note (based upon a three hundred and sixty (360) day year and actual day months) at a fixed rate to be determined as follows:

Commencing as of the date hereof until the Change Date (as defined below), the interest rate shall be fixed at the rate of four and 43/100 percent (4.43%) per annum. Thereafter, on September 26, 2018 (the “Change Date”), the interest rate will be adjusted to a per annum fixed rate (to be applicable until the Maturity Date), equal to the aggregate of the FHLB Five Year Classic Regular Advance Rate (as defined below) quoted as of the Change Date plus two hundred forty (240) basis points. The term “FHLB Five Year Classic Regular Advance Rate” means, as of the date of any calculation or determination, the most recent published Federal Home Loan Bank of Boston Classic Regular Advance Rate for five (5) year maturities. In the event that the Federal Home Loan Bank of Boston announces more than one “Classic Advance Rate” for the indicated term, the Classic Advance Rate selected by the Bank from those so announced (plus the spread) shall be the rate applicable hereto. In the event that the Change Date falls on a Saturday, Sunday or legal holiday, the Change Date shall be deemed to occur on the first business day next following such Saturday, Sunday or legal holiday.

Notwithstanding the foregoing, following the occurrence of any Event of Default and until paid in full, the outstanding principal of this Note shall bear interest at the greater of (i) five percent (5%) above the interest rate in effect as of the occurrence of such default, and (ii) eighteen percent (18%) per annum. Interest will be calculated on the basis of a 360 day banking year and charged for the actual number of calendar days elapsed.

Principal and interest on this Note shall be repaid as follows:

(a) Commencing October 26, 2013 and on the like day of each calendar month thereafter, through and including September 26, 2018, the Borrower shall make monthly payments of principal and interest on the unpaid principal balance hereof, each in the amount of Fifty Seven Thousand Nine Hundred Ninety Six and 59/100 Dollars ($57,996.59).

(b) Commencing October 26, 2018 and on the like day of each calendar month thereafter, the required monthly payments of principal and interest shall be adjusted to reflect the change in the interest rate applicable hereto, with such adjusted monthly payments to be based upon (x) the outstanding principal amount of this Note as of the Change Date; (y) the fixed rate of interest then in effect; and (z) an amortization schedule equal to 180 months less the number of months from the date of this Note through and including the Change Date.

(c) In all events and under all circumstances, the entire outstanding principal balance hereof and all accrued and unpaid interest hereon shall be due and payable on September 26, 2023 (the “Maturity Date”).

If the entire amount of any required periodic payment of principal and/or interest is not paid in full within ten (10) days after the same is due (excluding in any event sums due upon acceleration or maturity), the Borrower shall pay to the Bank a late fee equal to three percent (3%) of the required payment.

The Borrower may prepay all or any portion of the unpaid principal balance of this Note by paying, in addition to the payment of principal, accrued interest and any other sums due to the Bank at the time of prepayment, a prepayment premium in an amount equal to the percentage of the amount of principal being prepaid as follows: (i) three percent (3.00%) of any principal amount prepaid during the first and sixth years of this Note; (ii) one and one half percent (1.50%) of any principal amount prepaid on this Note during the second, third, seventh and eighth years of this Note; (iii) one half (.50%) percent of any principal amount prepaid on this Note during the fourth and ninth years of this Note; and (iv) zero percent (0.00%) of any principal amount prepaid on this Note during the fifth and tenth years of this Note.

Notwithstanding the foregoing, there shall be no prepayment penalty if such prepayment is made as required pursuant to Section 4-25 of Mortgage.

Any payment received by the Bank on account of this Note (which shall be made by ACH wire transfer) prior to demand or acceleration shall be applied first, to any costs, expenses, or charges then owed the Bank by the undersigned, second, to accrued and unpaid interest, and third, to the unpaid principal balance hereof. Any payments so received after demand or acceleration shall be applied in such manner as the Bank may determine. The undersigned hereby authorizes the Bank to charge any deposit account which the undersigned may maintain with the Bank for any payment required hereunder.

The undersigned represents to the Bank that the proceeds of this Note will not be used for personal, family, or household purposes.

The Bank, at its option, may declare the entire unpaid principal balance of this Note and accrued unpaid interest thereon to be immediately due and payable without demand, notice or protest (which are hereby waived) upon the occurrence of any one or more of the following events (herein, “Events of Default”):

(a) The failure by the undersigned to pay any amount due under this Note within ten (10) days of when due; (b) The failure by the undersigned to pay within ten (10) days of when due, any of the undersigned’s liabilities, obligations, and indebtedness to the Bank (herein, the “Liabilities”); (c) The failure by the undersigned to promptly, punctually, and faithfully perform, discharge, or comply with any of the undersigned’s nonmonetary Liabilities within thirty (30) days of notice thereof, and if not susceptible of cure within thirty (30) days, such longer period as may be required, but in no event to exceed ninety (90) days; (d) Any representation or warranty heretofore, now, or hereafter made by the undersigned to the Bank, in any document, instrument, agreement, or paper was not true or accurate in any material respect when given; (e) The occurrence of any event such that any indebtedness of the undersigned to any lender other than the Bank could be accelerated, notwithstanding that such acceleration has not taken place ; (f) The occurrence of any event of default (continuing beyond the expiration of applicable grace and/or cure periods, if any) under any agreement between the Bank and the undersigned, or instrument or paper given the Bank by the undersigned, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Bank may not have exercised its rights upon default under any such other agreement, instrument or paper); (g) Any act by, against, or relating to the undersigned, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the undersigned’s property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the undersigned, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the undersigned; the failure by the undersigned to generally pay the debts of the undersigned as they mature; adjudication of bankruptcy or insolvency relative to the undersigned; the entry of an order for relief or similar order with respect to the undersigned in any proceeding pursuant to the Title 11, United States Code (commonly referred to as the Bankruptcy Code) or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against the undersigned initiating any matter in which the undersigned is or may be granted any relief from the debts of the undersigned pursuant to the Bankruptcy Code or to any other insolvency statute or procedure; provided, it shall not be an Event of Default hereunder if such complaint, application or petition is filed against the undersigned, whereby such complaint, application or petition is being diligently contested until the earlier of (x) the entry of an Order For Relief against the undersigned, or (y) the expiration of forty five (45) days without dismissal of such complaint, application or petition); the offering by, or entering into by, the undersigned of any composition, extension or any other arrangement seeking relief or extension for the debts of the undersigned, or the initiation of any other judicial or non-judicial proceeding or agreement by, against, or including the undersigned which seeks or intends to accomplish a re-organization or arrangement with creditors; (h) The entry of any judgment against the undersigned, which judgment is not satisfied or appealed from (with execution or similar process stayed) within thirty (30) days of its entry; (i) The termination of existence, dissolution, winding up, or liquidation of the undersigned; (j) The occurrence of any of the foregoing Events of Default with respect to any beneficiary or partner of the undersigned or any guarantor, endorser, or surety to the Bank of the Liabilities, as if such beneficiary, partner, guarantor, endorser, or surety were the “undersigned” described therein; (k) The termination of any guaranty by any guarantor of the Liabilities.

In addition, at the Bank’s option and without demand, notice or protest, the occurrence of any such Event of Default shall also constitute a default under all other agreements between the Bank and the undersigned and under all other instruments and papers given the Bank by the undersigned.

Any and all deposits or other sums at any time credited by, or due to the undersigned from, the Bank or any of its banking or lending affiliates or any bank acting as a participant under any loan arrangement between the Bank and the undersigned, and any cash, securities, instruments, or other property of the undersigned in the possession of the Bank, or any of its banking or lending affiliates, or any bank acting as a participant under any loan arrangement between the Bank and the undersigned, whether for safekeeping, or otherwise, or in transit to or from the Bank or any of its banking or lending affiliates or any such participant, or in the possession of any third party acting on the Bank’s behalf (regardless of the reason the Bank had received same or whether the Bank has conditionally released the same) shall at all times constitute security for any and all Liabilities, and may be applied or set off against such Liabilities at any time whether or not other collateral is available to the Bank.

No delay or omission by the Bank in exercising or enforcing any of the Bank’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

But for claims in which it is finally determined by a court of competent jurisdiction that the Bank has acted with gross negligence and/or willful misconduct, the undersigned, and each endorser and guarantor of this Note, shall indemnify, defend, and hold the Bank harmless against any claim brought or threatened against the Bank by the undersigned, by any endorser or guarantor, or by any other person (as well as from attorneys’ reasonable fees and expenses in connection therewith) on account of the Bank’s relationship with the undersigned or any endorser or guarantor hereof (each of which may be defended, compromised, settled, or pursued by the Bank with counsel of the Bank’s selection, but at the expense of the undersigned and any endorser and/or guarantor).

The undersigned will pay on demand all attorneys’ reasonable fees and out-of-pocket expenses incurred by the Bank in the administration of all Liabilities of the undersigned to the Bank, including, without limitation, costs and expenses associated with travel on behalf of the

Bank. The undersigned will also pay on demand, all attorneys’ reasonable fees, out-of-pocket expenses incurred by the Bank’s attorneys and all costs incurred by the Bank, including, without limitation, costs and expenses associated with travel on behalf of the Bank, which costs and expenses are directly or indirectly related to the preservation, protection, collection or enforcement of any of the Bank’s rights against the undersigned or any such endorser or guarantor and against any collateral given the Bank to secure this Note or any other Liabilities of the undersigned or such endorser and guarantor to the Bank (whether or not suit is instituted by or against the Bank).

The undersigned, and each endorser and guarantor of this Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of collateral) permitted the undersigned or any endorser or guarantor by the Bank with respect to this Note and/or any collateral given to secure this Note or any extension or other indulgence, as described above, with respect to any other liability or any collateral given to secure any other liability of the undersigned or any endorser or guarantor to the Bank.

This Note shall be binding upon the undersigned and each endorser and guarantor hereof and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of the Bank and its successors, endorsees, and assigns.

The liabilities of the undersigned and any endorser or guarantor of this Note are joint and several; provided, however, the release by the Bank of the undersigned or any one or more endorser or guarantor shall not release any other person obligated on account of this Note. Each reference in this Note to the undersigned, any endorser, and any guarantor, is to such person individually and also to any such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the Bank of the person from whom contribution is sought have been satisfied in full.

The undersigned makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Bank, in the establishment and maintenance of the Bank’s relationship with the Borrower contemplated by the within Note, is relying thereon. THE UNDERSIGNED AND THE BANK, TO THE EXTENT ENTITLED THERETO, EACH HEREBY WAIVE ANY PRESENT OR FUTURE RIGHT OF THE BANK, THE UNDERSIGNED, OR OF ANY GUARANTOR OR ENDORSER OF THE UNDERSIGNED OR OF ANY OTHER PERSON LIABLE TO THE BANK ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE BANK IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE BANK OR IN WHICH THE BANK IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN THE UNDERSIGNED, ANY SUCH PERSON, AND THE BANK.

This Note is delivered to the Bank at one of its offices in Massachusetts, shall be governed by the laws of the Commonwealth of Massachusetts, and shall take effect as a sealed instrument. The undersigned and each endorser and guarantor of this Note each submits to the jurisdiction of the courts of The Commonwealth of Massachusetts for all purposes with respect to this Note, any collateral given to secure their respective liabilities, obligations and indebtedness to the Bank, and their respective relationships with the Bank.

MAKER (“the undersigned”)

BTU International, Inc.

By:	/s/ Paul J. van der Wansen
Name:	Paul J. van der Wansen
Title:	President, Chairman and Chief Executive Officer

COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.	September 26, 2013

On this 26th day of September, 2013 before me, the undersigned notary public, personally appeared Paul J. van der Wansen, proved to me through satisfactory evidence of identification, which was a driver’s license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose, as President, Chairman and Chief Executive Officer for BTU International, Inc., a Delaware corporation.

/s/ Amy N. Joyce
(official signature and seal of notary)
My Commission expires 5/22/2020

Signature Page of Second Amended and Restated Commercial Real Estate Promissory Note in Favor of Salem Five Cents Savings Bank